UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2023

Commission file number: 1-03319

Quad M Solutions, Inc.

Idaho	82-0144710
(State or Other Jurisdiction of Incorporation of Organization)	(I.R.S. Employer Identification Number)

1111 Beltline Road, Suite 108E, Garland, TX	75040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (877) 465-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Quad M Solutions, Inc. (the “Company”) is filing as Exhibit 99.1 to this Form 8-K a Press Release dated July 19, 2023, reporting that the Company through its wholly-owned subsidiary QM Racing, Inc. (“QM Racing”), which was established by the Company for the purpose of expanding the company’s potential revenue stream and to increase its shareholder value, signed a definitive agreement to acquire 100 percent of REV Technologies, Inc.

This strategic acquisition results in QM Racing owning, manufacturing, and marketing the highly anticipated Riley Streetfighter, an electric vehicle developed by Riley Technologies (“Riley”), a renowned automotive design, engineering, manufacturing, and race team operations company. Riley Technologies designed, operated, and built cars that have won the 24 Hours of Daytona over 20 times in addition to countless other motorsport races throughout the world.

The Riley Streetfighter is a cutting-edge three-wheeled electric vehicle that embodies the pinnacle of performance, design, and sustainability. With the base Streetfighter model featuring an exhilarating 0-60 mph acceleration in under three seconds, up to 200-mile range per charge, and a rapid 80 percent charge in just 20 minutes, the Streetfighter is set to redefine the electric vehicle powersports market. Designed for discerning customers, the Streetfighter will be available in customizable E-propulsion system and bodywork configurations with the mass consumer base model is expected to be priced between $45,000 and $60,000. With these key performance and price points, Streetfighter aims to capture a fast-growing powersports market, targeting individuals seeking street legal race-worthy performance coupled with the advantages of electric vehicle technology.

This acquisition enables QM Racing to leverage Riley’s development expertise and existing production facilities, eliminating the need for substantial upfront capital spending on design and manufacturing infrastructure. Consequently, the company plans to rapidly scale up Streetfighter production while minimizing costs compared to competitors. The Streetfighter will be manufactured in Riley’s Mooresville, NC facility with 90 percent of the Streetfighter components being vertically manufactured in house. Streetfighter is expected to hit the market within the next 18 months.

Reference is made to the full disclosure contained in the Press Release dated July 19, 2023, attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99.1	Quad M Solutions Press Release dated July 19, 2023, filed herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2023

QUAD M SOLUTIONS, INC.

By:	/s/ Joseph Frontiere
Joseph Frontiere
Chief Executive Officer